SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 1997


                  JEFFERSON SMURFIT CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware              0-23876                     36-2931273
 (State or other          (Commission               (I.R.S. Employer
 jurisdiction of           File Number)            Identification No.)
 incorporation)

                    Jefferson Smurfit Centre
                      8182 Maryland Avenue
                   St. Louis, Missouri  63105
      (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:
                         (314) 746-1100


                         Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events

       On January 3, 1997, Smurfit Newsprint Corporation, a wholly-owned subsidiary of Jefferson Smurfit Corporation, was served with a complaint alleging that exterior siding, produced by Smurfit Newsprint and used in mobile homes, deteriorates when exposed to climate conditions found in South Carolina. The suit, which purports to be a class action on behalf of present and past owners of Cladwood-containing mobile homes in South Carolina, also names as defendants certain manufacturers and distributors of mobile homes in South Carolina. The complaint alleges causes of action for breach of warranty, strict liability, negligence and violation of the South Carolina Unfair Trade Practices Act, and seeks an unspecified aggregate amount of actual, statutory and punitive damages. The Company intends to vigorously defend the action.


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on January 21, 1997.


                                   JEFFERSON SMURFIT CORPORATION


                                   By:  /s/ Patrick J. Moore
                                        Patrick J. Moore
                                        Vice President and
                                        Chief Financial Officer